UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
March 29, 2023

VirnetX Holding Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-33852	77-0390628
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

308 Dorla Court, Suite 206
Zephyr Cove, Nevada 89448
(Address of principal executive offices, including zip code)

(775) 548-1785
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	VHC	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 29, 2023, VirnetX Holding Corporation (the “Company”) entered into a cooperation letter agreement (the “Agreement”) with The Radoff Family Foundation, Bradley L. Radoff, JEC II Associates, LLC, Michael Torok (collectively, the “Radoff/JEC Group”). Among other things, the Agreement provides that:

•	The Company agreed to declare and pay a special dividend of $1.00 on its common stock (the “Special Dividend”).
•
The Company committed to promptly distribute to shareholders 80% of future proceeds, if any, and net of related legal costs, licensing costs and taxes, that it receives from its current litigation with Apple Inc.

•
The Company agreed to take all actions necessary to appoint a new independent director to assist the Company in meeting its goals and objectives with respect to diversity in the composition of the board of directors (the “Board”) prior to the Company’s 2024 annual meeting of stockholders.

•
During the period commencing on the date of the Agreement and ending on the date that is 15 days prior to the deadline for the submission of stockholder nominations of directors and business proposals for the Company’s 2024 annual meeting of stockholders (the “Restricted Period”), the Radoff/JEC Group will vote, subject to certain exceptions as provided in the Agreement, all shares of the Company’s common stock beneficially owned by them in favor of the Company’s director nominees and generally in accordance with the Board’s recommendations on all other proposals. The length of the Restricted Period can be extended under certain circumstances specified in the Agreement.

•
During the Restricted Period, the Radoff/JEC Group will be subject to certain customary standstill provisions set forth in the Agreement. The standstill provisions provide, among other things, that the Radoff/JEC Group cannot, subject to certain exceptions as provided in the Agreement:

o	enter into a voting agreement or any “group” with stockholders of the Company, other than a group that includes all or some of the members of the Radoff/JEC Group;
o	submit proposals for consideration at stockholder meetings; and
o	seek election or appointment to or representation on the Board, or nominate or encourage another to nominate any candidate to the Board.
•	During the Restricted Period, the parties agreed to refrain from making any public statements that disparage the other party.
•	The Radoff/JEC Group agreed to irrevocably withdraw its nomination of candidates for election as directors of the Company.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated by reference.

ITEM 8.01.	OTHER EVENTS.

On March 30, 2023, the Company announced the Special Dividend. The Special Dividend will be payable on April 17, 2023 to shareholders of record as of the close of business on April 10, 2023, and issued a press release entitled “VirnetX Declares Special Cash Dividend of $1.00 Per Share.” A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description

10.1	Cooperation Letter Agreement, dated March 29, 2023, among The Radoff Family Foundation, Bradley L. Radoff, JEC II Associates, LLC, Michael Torok and VirnetX Holding Corporation.
99.1	Press Release, dated March 30, 2023, entitled “VirnetX Declares Special Cash Dividend of $1.00 Per Share.”
104	Cover Page Interactive Data File, formatted in inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VirnetX Holding Corporation

	By:	/s/ Kendall Larsen
Kendall Larsen
Chief Executive Officer
Dated: March 30, 2023